UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 19, 2008
NORTHWEST PIPELINE GP
(Exact name of registrant as specified in its charter)

Delaware	1-7414	87-0269236

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Chipeta Way, Salt Lake City, Utah	84108

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 801-583-8800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 22, 2008, Northwest Pipeline GP (the “Company”) completed an offering of $250 million aggregate principal amount of senior notes due 2018 (the “Notes”) to certain institutional investors in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to use the net proceeds from the offering to repay revolving credit agreement indebtedness incurred during December 2007, which was used to repay certain of its long-term notes at maturity. A copy of the Company’s press release announcing the same is attached as Exhibit 99.1.
           The Notes were issued pursuant to an Indenture, dated as of May 22, 2008, between The Bank of New York Trust Company, N.A., as trustee, and the Company (the “Indenture”). The Notes are the Company’s senior unsecured obligations ranking equally with the Company’s other existing and future senior unsecured indebtedness. A copy of the Indenture is filed as Exhibit 4.1 to this report, and the description of the terms of the Indenture in this Item 1.01 is qualified in its entirety by reference to such exhibit.
           The Notes bear interest at a rate of 6.05% per annum. The Company will pay interest on the Notes on June 15 and December 15 of each year, commencing on December 15, 2008. The Notes will mature on June 15, 2018. The Company may redeem some or all of the Notes at any time at the redemption prices described in the Indenture. The Indenture contains covenants that, among other things, restrict the Company’s ability to grant liens on its assets, enter into sale and leaseback transactions, and merge, consolidate or transfer or lease all or substantially all of its assets, subject to certain qualifications and exceptions.
           The holders of the Notes are entitled to the benefits of a Registration Rights Agreement, dated as of May 22, 2008, among the Company and Banc of America Securities LLC, BNP Paribas Securities Corp, and Greenwich Capital Markets, Inc., acting on behalf of themselves and the several initial purchasers listed on Schedule I thereto (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission for an offer to exchange the Notes for new issues of substantially identical notes issued under the Securities Act on or before 180 days after May 22, 2008, and to use its commercially reasonable efforts to cause the registration statement to be declared effective on or before 270 days after May 22, 2008. The Company may be required to provide a shelf registration statement to cover resales of the Notes under certain circumstances. If the Company fails to satisfy its obligations under the Registration Rights Agreement, it may be required to pay additional interest on the Notes. A copy of the Registration Rights Agreement is filed as Exhibit 10.1 to this report, and the description of the terms of the Registration Rights Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
           The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.
     On May 19, 2008, the Company announced that it is offering an expected $250 million aggregate principal amount of senior notes due 2018 to certain institutional investors in an offering exempt from the registration requirements of the Securities Act of 1933. The Company intends to use the net proceeds from the offering to repay revolving credit agreement indebtedness incurred during December 2007, which was used to repay certain of its long-term notes at maturity. A copy of the Company’s press release announcing the same is attached as Exhibit 99.2.
     On May 19, 2008, the Company also announced that it priced its $250 million offering of senior notes due 2018. The notes, delivered on May 22, were priced with a 6.05 percent coupon and at 99.733 percent to par, with a yield to investors of 6.085 percent. A copy of the Company’s press release announcing the same is attached as Exhibit 99.3.
Item 9.01. Financial Statements and Exhibits.
(a) None
(b) None
(c) None
(d) Exhibits.

Exhibit Number	Description
Exhibit 4.1	Indenture, dated as of May 22, 2008, between Northwest Pipeline GP and The Bank of New York Trust Company, N.A.

Exhibit 10.1	Registration Rights Agreement, dated as of May 22, 2008, among Northwest Pipeline GP and Banc of America Securities LLC, BNP Paribas Securities Corp, and Greenwich Capital Markets, Inc., acting on behalf of themselves and the several initial purchasers listed on Schedule I thereto.

Exhibit 99.1	Press release dated May 22, 2008.

Exhibit 99.2	Press release dated May 19, 2008.

Exhibit 99.3	Press release dated May 19, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST PIPELINE GP

By:	/s/ Brian K. Shore
Name:	Brian K. Shore
Title:	Corporate Secretary
Dated: May 23, 2008

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 4.1	Indenture, dated as of May 22, 2008, between Northwest Pipeline GP and The Bank of New York Trust Company, N.A.

Exhibit 10.1	Registration Rights Agreement, dated as of May 22, 2008, among Northwest Pipeline GP and Banc of America Securities LLC, BNP Paribas Securities Corp, and Greenwich Capital Markets, Inc., acting on behalf of themselves and the several initial purchasers listed on Schedule I thereto.

Exhibit 99.1	Press release dated May 22, 2008.

Exhibit 99.2	Press release dated May 19, 2008.

Exhibit 99.3	Press release dated May 19, 2008.

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